Exhibit 99.1

Strategic Collaboration between Adaptimmune and Genentech to Research, Develop, and Commercialize Cancer-targeted Allogeneic T-cell Therapies Terminated

Company remains focused on launching afami-cel later this year with a PDUFA date of August 4th and developing its broader sarcoma franchise

Update on afami-cel launch plans to be provided at the April 18th Investor Day

PHILADELPHIA, PA. and OXFORD, UK, April 12, 2024 – Adaptimmune Therapeutics plc (Nasdaq: ADAP), a company redefining the treatment of solid tumor cancers with cell therapy, today announced that its strategic collaboration with Genentech entered in 2021, has been terminated.

Adrian Rawcliffe, Adaptimmune’s Chief Executive Officer: “We’ve had a very valuable collaboration with our partner Genentech, and we continue to believe in the long-term potential of our iPSC-based allogeneic platform. Over the past 12 months, we’ve been resolutely focused on our late-stage autologous pipeline – in particular, our sarcoma franchise. We have the resources to deliver afami-cel to market as planned, and I look forward to updating on progress at our Investor Day next week.”

About Adaptimmune
Adaptimmune is a cell therapy company working to redefine how cancer is treated. With personalized medicines that radically improve the patient's experience with the therapy as much as the therapy itself, Adaptimmune is tackling difficult-to-treat solid tumor cancers so that patients and families may experience more unforgettable and important personal moments. The Company's unique engineered T-cell receptor (TCR) platform enables the engineering of T-cells to target and destroy cancers across multiple solid tumor types.

Forward-Looking Statements
This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended 31 December, 2023, our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contact

Investor Relations
Juli P. Miller, Ph.D. - VP, Corporate Affairs and Investor Relations
T : +1 215 825 9310
M : +1 215 460 8920
Juli.Miller@adaptimmune.com

Media Relations
Dana Lynch, Senior Director of Corporate Communications
M: +1 267 990 1217
Dana.Lynch@adaptimmune.com